Exhibit 99.1

Porch Group Reports Third Quarter 2021 Financial Results

- Reports $62.8 Million of Revenue and Increases Full Year 2021 Revenue Guidance to $195 Million, A 170% Year-Over-Year Increase -

- Reports Positive Quarterly Adjusted EBITDA of $873 Thousand and GAAP Net Loss of $5.1 Million -

- Reports $416 Million Cash Balance After Execution of Convertible Senior Notes Offering -

SEATTLE, November 15, 2021 – Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing the home services industry, today reported financial results for the third quarter ended September 30, 2021.

“Our operational and strategic execution resulted in excellent third quarter financial results, highlighted by almost 200% year-over-year revenue growth and positive quarterly adjusted EBITDA for the first time in Porch’s history as a public company,” said Matt Ehrlichman, Founder, Chairman and CEO. “Bolstered by our balance sheet and cash position, we continue to demonstrate our ability to drive simultaneous strong growth and margins, while strengthening our strategically advantaged position in the marketplace, both organically and through acquisitions. Our strong Q3 and ongoing performance gives us confidence to increase our full year 2021 revenue guidance to $195 million which would be 170% growth year-over-year. I’m proud of our team’s hard work that has positioned us favorably for the remainder of the year and into 2022 to deliver for our shareholders and other key stakeholders. We’re continuing to take Porch to the next level as a truly great and enduring company.”

Third Quarter 2021 Financial Results

Total revenue for the third quarter of 2021 was $62.8 million, an increase of 192% from $21.5 million in the third quarter of 2020. The increase in total revenue was driven by strong performance across the business including increased software sales to more companies and growth in sales of key services such as insurance as well as closed acquisitions.

Revenue less cost of revenue for the third quarter 2021 was 69% and contribution margin was 45%. GAAP net loss for the third quarter of 2021 totaled $5.1 million. Adjusted EBITDA for the third quarter of 2021 totaled $873 thousand (or 1% of total revenue).

For the first time, the company is reporting financials with two reportable operating segments: Vertical Software and Insurance.

Segment Results for the Third Quarter 2021

•	Vertical Software revenue was $42.3 million, revenue less cost of revenue was 66%, contribution margin was 42% and adjusted EBITDA margin was 18%
•	Insurance revenue was $20.5 million, revenue less cost of revenue was 77%, contribution margin was 54% and adjusted EBITDA margin was 27%
•	Insurance gross written premium was $108 million with 292,000 policyholders

In the third quarter, we announced and closed an offering of $425 million aggregate principal amount of convertible senior notes due 2026. As of September 30, 2021, cash, cash equivalents, and restricted cash totaled $416 million. This amount is measured prior to the October acquisition of Floify, a provider of software for mortgage companies.

Third Quarter 2021 Key Performance Indicators (KPIs)

Software and services to companies:

•	Average number of companies increased to 20,472, up 90% year-over-year.
•	Average revenue per company per month increased to $1,022, up 54% year-over-year.

Monetized services for consumers:

•	Number of monetized services was 329,359 in Q3 2021, up 66% year-over-year.
•	Average revenue per monetized service was $144, up 48% year-over-year.

Recent Strategic Acquisitions

On September 9, 2021, Porch announced two strategic acquisitions – CSE Insurance (CSE) and American Home Protect (AHP) – to help the Company further provide high value services to homebuyers across the United States. CSE is expected to close mid-2022 (following regulatory approval) and will advance Porch’s insurance presence into California. AHP closed in September. Porch is now competing through AHP in the direct-to-consumer home warranty market. Porch will provide both of the acquired companies with unique advantages and revenue synergy opportunities, including low-cost access to homebuyers who require these services, and proprietary property data that may improve pricing and underwriting.

CSE Business Overview

•	Personal lines insurer focused on property and auto
•	71-year history and management team with significant home and auto experience in California
•	CSE operates in six states, including its primary focus of California, as well as Arizona, Nevada and Utah. It is licensed in an additional six states

AHP Business Overview

•	Texas-based provider of whole home warranty policies across the United States
•	Utilizes a direct-to-consumer model to acquire customers for their multi-year warranty plans

On October 27, Porch announced the acquisition of Floify, a leading SaaS provider for mortgage companies and loan officers. The acquisition deepens Porch’s strategy of providing software to companies involved in key moments of the homebuying process and expands its early access to high-intent homebuyers who need key services including insurance, warranty and moving services.

Full Year 2021 Financial Outlook

Porch provides guidance based on current market conditions and expectations.

Previous 2021E Guidance		Current 2021E Guidance
Gross Written Premium $300M	Increase	Gross Written Premium $305M
Revenue $187.5M	Increase	Revenue $195M (170% YOY Growth)
Revenue Less Cost of Revenue % ~72%	Adj. for mix shift	Revenue Less Cost of Revenue % ~70%
Contribution Margin % ~40%	No Change	Contribution Margin % ~40%
Adj. EBITDA % -14 to -16%	No Change	Adj. EBITDA % -14 to -16%

Porch is not providing reconciliations of expected Adjusted EBITDA margin or contribution margin for future periods to the most directly comparable measures prepared in accordance with GAAP because Porch is unable to provide these reconciliations without unreasonable effort as certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of Porch’s control.

Conference Call

Porch management will host a conference call today (November 15, 2021) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The presentation will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website. A question-and-answer session will follow management’s prepared remarks.

All are invited to listen to the event by registering for the webinar here.

To access the webinar by telephone, please see below:

Or One tap mobile:

U.S.: +14086380968,,85153860010# or +16699006833,,85153860010#

Or join by phone:

Dial (for higher quality, dial a number based on your current location):

US: +1 408 638 0968 or +1 669 900 6833 or +1 253 215 8782 or +1 346 248 7799 or +1 646 876 9923 or +1 301 715 8592 or +1 312 626 6799

Webinar ID: 851 5386 0010

International numbers available here.

If you have any difficulty connecting with the conference call or webcast, please contact Porch’s investor relations team at (949) 574-3860 or PRCH@gatewayir.com.

A replay of the webinar will also be available in the Investors section of Porch’s corporate website.

About Porch Group

Seattle-based Porch Group, the vertical software platform for the home, provides software and services to more than 20,000 home services companies such as home inspectors, mortgage companies and loan officers, title companies, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, warranty, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch, visit porchgroup.com or porch.com.

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch’s future financial or operating performance. For example, projections of future revenue, contribution margin, Adjusted EBITDA and other metrics, business strategy and plans, and anticipated impacts from pending or completed acquisitions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of Porch’s December 2020 business combination (the “Merger”) with PropTech Acquisition Corporation (“PropTech”), which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably, maintain key commercial relationships and retain its management and key employees; (2) expansion plans and opportunities, including recently completed acquisitions as well as future and pending acquisitions or additional business combinations; (3) costs related to the Merger and being a public company; (4) litigation, complaints, and/or adverse publicity; (5) the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; (6) privacy and data protection laws, privacy or data breaches, or the loss of data; (7) the impact of the COVID-19 pandemic and its effect on the business and financial conditions of Porch; and (8) other risks and uncertainties described in Porch’s most recent annual report on Form 10-K/A and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), such as Porch’s quarterly report on Form 10-Q for the quarter ended June 30, 2021, and September 30, 2021, which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Non-GAAP Financial Measures

This press release includes one or more non-GAAP financial measures, such as Adjusted EBITDA (loss), Adjusted EBITDA (loss) as a percentage of revenue, contribution margin, and average revenue per monetized service.

Porch defines Adjusted EBITDA (loss) as net income (loss) adjusted for interest expense, net, income taxes, other expenses, net, depreciation and amortization, certain non-cash long-lived asset impairment charges, stock-based compensation expense and acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestures and certain transaction costs. Adjusted EBITDA (loss) as a percentage of revenue is defined as Adjusted EBITDA (loss) divided by GAAP total revenue. Contribution margin is defined as revenue less all variable expenses, including cost of revenue, variable marketing and sales. Average revenue per monetized services in quarter is the average revenue generated per monetized service performed in a quarterly period. When calculating average revenue per monetized service in quarter, average revenue is defined as total quarterly monetized service revenues generated from monetized services.

Porch’s management and Board of Directors use these non-GAAP financial measures as supplemental measures of Porch’s operating and financial performance for historical and forward-looking periods, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and for certain measures, to establish performance goals for incentive programs. Porch believes that the use of these non-GAAP financial measures provides investors with useful information to evaluate projected operating results and trends and in comparing Porch’s financial measures with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, Porch's definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies. In addition, Porch may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.

You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in Porch’s consolidated financial statements. Porch may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and Porch’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expense are included or excluded in determining these non-GAAP financial measures.

You should review the tables accompanying this press release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. Porch is not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP. Porch is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of Porch’s control.

Adjusted EBITDA (loss) For Three Months Ended September 30, 2021

	CORPORATE	INSURANCE	VERTICAL SOFTWARE	Consolidated
Adjusted EBITDA (loss)	$(12,312)	$5,473	$7,713	$873
Adjusted EBITDA as a % of total revenue	N/A	27%	18%	1%
Acquisition and related (income) expense)	1,958	-	-	1,958
Loss on re-measurement of warrants	(2,692)	-	-	(2,692)
Loss on re-measurement of earnout liability	(7,413)	-	-	(7,413)
Revaluation of contingent consideration	195	-	-	195
Non-cash bonus expense	695	-	-	695
Non-cash stock-based compensation	5,172	156	555	5,884
Non-cash long-lived asset impairment charge	76	-	-	76
Other, net	(40)	(187)	(89)	(315)
Investment Income and Realized Gains	-	-	-	-
Gain (loss) on extinguishment of debt	3,133	-	-	3,133
Depreciation and amortization	727	1,262	2,442	4,430
Income tax expense	354	(1,838)	(353)	(1,836)
Interest expense	1,148	31	679	1,857
Net Loss	$(15,627)	$6,049	$4,479	$(5,099)

Adjusted EBITDA (loss) For Nine Months Ended September 30, 2021

	CORPORATE	INSURANCE	VERTICAL SOFTWARE	Consolidated
Adjusted EBITDA (loss)	$(40,754)	$3,068	$19,040	$(18,646)
Adjusted EBITDA as a % of total revenue	N/A	8%	19%	-13%
Acquisition and related (income) expense	4,648	-	-	4,648
Loss on re-measurement of warrants	17,521		-	17,521
Loss on re-measurement of earnout liability	15,388	-	-	15,388
Revaluation of contingent consideration	(380)	-	-	(380)
Non-cash bonus expense	1,378	-	-	1,378
Non-cash stock-based compensation	26,579	476	2,195	29,249
Non-cash long-lived asset impairment charge	202	-	14	216
Other, net	(43)	(0)	(181)	(225)
Investment Income and Realized Gains	-	-	(0)	(0)
Gain (loss) on extinguishment of debt	(5,099)	-	(11)	(5,110)
Depreciation and amortization	2,318	2,431	6,038	10,788
Income tax expense	(7,003)	(2,566)	(348)	(9,917)
Interest expense	3,391	64	842	4,296
Net Loss	$(99,653)	$2,664	$10,492	$(86,497)

Monetized Services Revenue

	Three and Nine Months Ended September 30, 2021
	2021	2021
Monetized Services Revenue	$47,398	$103,311
Other Operating Revenue	$15,371	37,541
Total Revenue	$62,769	140,852

Revenue Less Cost of Revenue and Contribution Margin Reconciliation for Three Months Ended September 30, 2021

	CORPORATE	INSURANCE	VERTICAL SOFTWARE	Consolidated
Revenue	$-	$20,482	$42.287	$62,769
Cost of Revenue	$-	$4,678	$14,480	$19,158
Revenue Less Cost of Revenue	$-	$15,804	$27,808	$43,611
	N/A	77%	66%	69%

Revenue	$-	$20,482	$42,287	$62,769
Cost of Revenue	$-	$4,768	$14,480	$19,158
Sales & Marketing (Variable)	$800	$4,834	$10,039	$15,673
Contribution Margin	$(800)	$10,969	$17,769	$27,939
	N/A	54%	42%	45%

Sales & Marketing (Fixed)	$940	$1,663	$3,266	$5,869
Product & Technology	$5,882	$429	$5,006	$11,317
General & Administrative	$13,514	$4,875	$4,782	$23,170
Total Operating Expenses	$21,135	$16,479	$37,572	$75,186
Operating Loss	$(21,135)	$4,003	$4,716	$(12,417)

Revenue Less Cost of Revenue and Contribution Margin Reconciliation for Nine Months Ended September 30, 2021

	CORPORATE	INSURANCE	VERTICAL SOFTWARE	Consolidated
Revenue	$-	$39,223	$101,629	$140,852
Cost of Revenue	$-	$15,408	$29,179	$44,587
Revenue Less Cost of Revenue	$-	$23,815	$72,450	$96,265
	N/A	61%	71%	68%

Revenue	$-	$39,223	$101,629	$140,852
Cost of Revenue	$-	$15,408	$29,179	$44,587
Sales & Marketing (Variable)	$4,602	$8,794	$28,047	$41,443
Contribution Margin	$(4,602)	$15,021	$44,404	$54,882
	N/A	38%	44%	39%

Sales & Marketing (Fixed)	$3,625	$6,490	$9,079	$19,193
Product & Technology	$20,778	$433	$12,946	$34,158
General & Administrative	$46,497	$8,366	$11,601	$66,463
Total Operating Expenses	$75,502	$39,491	$90,851	$205,844
Operating Loss	$(75,502)	$(268)	$10,778	$(64,992)

Investor Relations Contacts:
Walter Ruddy, Head of Investor Relations & Treasury
Porch Group
(206) 715-2369
WalterRuddy@porch.com

Cody Slach/Matt Glover/Alex Thompson

Gateway Group, Inc.

(949) 574-3860

PRCH@gatewayir.com

Porch Press contact:
Jordan Schmidt
Gateway Group, Inc.
(949) 386-6332
PRCH@gatewayir.com

PORCH GROUP, INC.

Condensed Consolidated Statements of Operations

(all numbers in thousands, except share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$62,769	$21,507	$140,852	$53,703
Operating expenses(1):
Cost of revenue	19,158	5,361	44,587	13,252
Selling and marketing	22,874	8,803	60,636	30,443
Product and technology	11,317	5,701	34,158	18,124
General and administrative	22,034	5,490	66,463	15,539
Gain on divestiture of businesses	—	—	—	(1,442)
Total operating expenses	75,383	25,355	205,844	75,916
Operating loss	(12,614)	(3,848)	(64,992)	(22,213)
Other income (expense):
Interest expense	(1,857)	(3,952)	(4,296)	(10,329)
Change in fair value of earnout liability	7,413	—	(15,388)	—
Change in fair value of private warrant liability	2,692	—	(17,521)	—
Gain (loss) on extinguishment of debt	(3,133)	(2,532)	5,110	1,077
Investment income and realized gains, net of investment expenses	248	—	448	—
Other income (expense), net	316	1,418	225	(2,050)
Total other expense	5,679	(5,066)	(31,422)	(11,302)
Loss before income taxes	(6,935)	(8,914)	(96,414)	(33,515)
Income tax benefit (expense)	1,836	(9)	9,917	(33)
Net loss	$(5,099)	$(8,923)	$(86,497)	$(33,548)

Loss per share - basic	$(0.05)	$(0.25)	$(0.93)	$(0.95)
Loss per share - diluted (Note 13)	$(0.08)	$(0.25)	$(0.93)	$(0.95)

Shares used in computing basic loss per share	96,839,292	35,809,973	92,544,137	35,294,839
Shares used in computing diluted loss per share	97,545,942	35,809,973	92,544,137	35,294,839

1.	Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue	$—	$1	$1	$1
Selling and marketing	1,382	88	4,888	186
Product and technology	1,367	115	5,522	619
General and administrative	3,135	303	18,950	735
	$5,884	$507	$29,361	$1,541

PORCH GROUP, INC.

Condensed Consolidated Balance Sheets

(all numbers in thousands, except share amounts)

	September 30, 2021	December 31, 2020
Assets	(unaudited)
Current assets
Cash and cash equivalents	$410,217	$196,046
Accounts receivable, net	33,641	4,268
Short-term investments	10,142	—
Reinsurance balance due	246,170	—
Prepaid expenses and other current assets	8,636	4,080
Restricted cash	4,614	11,407
Total current assets	713,420	215,801
Property, equipment, and software, net	7,656	4,593
Goodwill	170,427	28,289
Long-term investments	58,646	—
Intangible assets, net	91,650	15,961
Restricted cash, non-current	1,000	—
Long-term insurance commissions receivable	7,159	3,365
Other assets	368	378
Total assets	$1,050,326	$268,387

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,525	$9,203
Accrued expenses and other current liabilities	57,274	9,905
Deferred revenue	190,137	5,208
Refundable customer deposit	1,509	2,664
Current portion of long-term debt	107	4,746
Losses and loss adjustment expense reserves	87,737	—
Other insurance liabilities, current	34,819	—
Total current liabilities	377,108	31,726
Long-term debt	417,976	43,237
Refundable customer deposit, non-current	—	529
Earnout liability, at fair value	39,811	50,238
Private warrant liability, at fair value	17,706	31,534
Other liabilities (includes $2,849 and $3,549 at fair value, respectively)	5,449	3,798
Total liabilities	858,050	161,062
Commitments and contingencies (Note 11)
Stockholders’ equity
Common stock, $0.0001 par value:	10	8
Authorized shares – 400,000,000 and 400,000,000, respectively
Issued and outstanding shares – 97,332,998 and 81,669,151, respectively
Additional paid-in capital	596,156	424,823
Accumulated other comprehensive income	113	—
Accumulated deficit	(404,003)	(317,506)
Total stockholders’ equity	192,276	107,325
Total liabilities and stockholders’ equity	$1,050,326	$268,387

PORCH GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(all numbers in thousands, unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(86,497)	$(33,548)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	10,787	5,021
Loss on sale and impairment of long-lived assets	202	807
Gain on extinguishment of debt	(5,110)	(1,077)
Loss on remeasurement of debt	—	924
Gain on divestiture of businesses	—	(1,442)
Loss on remeasurement of warrants	17,521	1,214
Loss (gain) on remeasurement of contingent consideration	(380)	1,500
Loss on remeasurement of earnout liability	15,388	—
Stock-based compensation	29,361	1,541
Amortization of premium/accretion of discount, net	941	—
Net realized losses on investments	45	—
Interest expense (non-cash)	67	4,899
Other	(1,379)	106
Change in operating assets and liabilities, net of acquisitions and divestitures
Accounts receivable	(5,424)	(1,056)
Reinsurance balance due	(33,097)	—
Prepaid expenses and other current assets	90	208
Long-term insurance commissions receivable	(3,794)	(1,947)
Accounts payable	(23,284)	3,723
Accrued expenses and other current liabilities	3,031	1,575
Losses and loss adjustment expense reserves	1,892	—
Other insurance liabilities, current	5,085	—
Deferred revenue	42,948	3,109
Refundable customer deposits	(2,441)	(2,641)
Deferred income tax benefit	(8,153)	—
Other	484	69
Net cash used in operating activities	(41,717)	(17,015)
Cash flows from investing activities:
Purchases of property and equipment	(588)	(121)
Capitalized internal use software development costs	(2,629)	(2,113)
Purchases of short-term and long-term investments	(19,126)	—
Maturities, sales of short-term and long-term investments	16,367	—
Acquisitions, net of cash acquired	(178,681)	(1,618)
Net cash used in investing activities	(184,657)	(3,852)
Cash flows from financing activities:
Proceeds from debt issuance, net of fees	413,537	61,190
Repayments of principal and related fees	(42,965)	(42,858)
Proceeds from issuance of redeemable convertible preferred stock, net of fees	—	4,714
Capped call transactions	(42,330)	—
Proceeds from exercises of warrants	126,772	—
Proceeds from exercises of stock options	3,516	76
Income tax withholdings paid upon vesting of restricted stock units	(23,778)	—
Deferred offering costs	—	(1,255)
Repurchase of stock	—	(42)
Net cash provided by financing activities	434,752	21,825
Net change in cash, cash equivalents, and restricted cash	$208,378	$958
Cash, cash equivalents, and restricted cash, beginning of period	$207,453	$7,179
Cash, cash equivalents, and restricted cash end of period	$415,831	$8,137

PORCH GROUP, INC.

Condensed Consolidated Statements of Cash Flows - Continued

(all numbers in thousands, unaudited)

	Nine Months Ended September 30,
	2021	2020
Supplemental disclosures
Cash paid for interest	$2,675	$4,344
Reduction of earnout liability due to a vesting event	$25,815	$—
Non-cash consideration for acquisitions	$42,229	$1,829
Payable for capped call transactions	$10,583	$—
Debt discount for warrants issued (non-cash)	$—	$1,215
Cancelation of a convertible promissory note on divestiture of a business	$—	$2,724
Conversion of debt to redeemable convertible preferred stock (non-cash)	$—	$1,436
Capital contribution from a shareholder	$—	$300